Exhibit (a)(1)(x)

Offer to Purchase for Cash

All of the Outstanding Shares of Common Stock

Including the Associated Rights

of

CVR ENERGY, INC.

at

$30 Net Per Share,

plus one non-transferable contingent cash payment right for each Share,

By

IEP ENERGY LLC

a wholly-owned subsidiary of

ICAHN ENTERPRISES HOLDINGS L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

NEW YORK CITY TIME, ON MAY 4, 2012, UNLESS THE

OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE

“EXPIRATION DATE“) OR EARLIER TERMINATED.

April 23, 2012

To Our Clients:

Enclosed for your consideration is a Supplement, dated April 23, 2012 (the “Supplement”) to the Offer to Purchase, dated February 23, 2012 as previously amended and as further amended and supplemented by the Supplement (collectively, with the Supplement, the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by IEP Energy LLC, a Delaware limited liability company (the “Offeror”), and a wholly-owned subsidiary of Icahn Enterprises Holdings L.P., a Delaware limited partnership and a co-bidder, to purchase all of the issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), of CVR Energy, Inc., a Delaware corporation (the “Company”), and the associated rights issued pursuant to the Rights Agreement, dated as of January 13, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, that are issued and outstanding (the “Rights” and, together with the Common Stock, the “Shares”), at a price of $30 per Share, net to the seller in cash without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right for each Share, upon the terms and subject to the conditions set forth in the Offer.

On April 18, 2012, the Offeror entered into a Transaction Agreement with the Company to allow the Offer to proceed.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer. If you have already instructed us to tender your Shares, you do not need to do anything. If you wish to instruct us to tender your Shares, and have not already done so, please use the enclosed instruction form to do so.

Your attention is directed to the following:

☐ The tender price is $30 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right for each Share, upon the terms and conditions set forth in the Offer to Purchase.

☐ The Offer is being made for all Shares.

☐ The Offer and withdrawal rights period will expire at 11:59 p.m., New York City time, on May 4, 2012, unless the Offer is extended.

☐ The Offer is conditioned on there being validly tendered in the Offer and not properly withdrawn prior to 11:59 p.m., New York City time, on May 4, 2012 (the “Expiration Date,” unless the Offeror shall have extended the period during which the Offer is open, in which event “Expiration Date” shall mean the latest time and date at which the Offer, as so extended by the Offeror, shall expire) that number of Shares which, when added to any Shares already owned by the Offeror, its subsidiaries and their affiliates, represents a majority of the issued and outstanding Shares on a fully diluted basis immediately prior to 11:59 p.m. on the Expiration Date (such condition, the “Minimum Condition”). The Offer is also subject to the satisfaction, prior to the Expiration Date, of certain other conditions set forth in Exhibit B to the Supplement, including, among other conditions, that the Rights have been redeemed and are otherwise inapplicable to the Offer and the Offeror. The Offer is also subject to other customary conditions. See Exhibit B to the Supplement.

☐ Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Information Agent or the Depositary or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please complete, sign and return the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto. The Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offeror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Offeror will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Offeror cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions with Respect to the Offer to Purchase for Cash

All of the Shares of Common Stock

Including the Associated Rights

of

CVR ENERGY, INC.

by

IEP ENERGY LLC

a wholly-owned subsidiary of

ICAHN ENTERPRISES HOLDINGS L.P.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 23, 2012, as previously amended and as further amended and supplemented by the Supplement, dated April 23, 2012 (the “Supplement”) to the Offer to Purchase (collectively, with the Supplement, the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by IEP Energy LLC, a Delaware limited liability company (the “Offeror”), and a wholly-owned subsidiary of Icahn Enterprises Holdings L.P., a Delaware limited partnership and a co-bidder, to purchase all of the issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), of CVR Energy, Inc., a Delaware corporation (the “Company”), and the associated rights issued pursuant to Rights Agreement, dated as of January 13, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, that are issued and outstanding (the “Rights” and, together with the Common Stock, the “Shares”), at a price of $30 per Share, net to the seller in cash without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right for each Share, upon the terms and subject to the conditions set forth in the Offer.

This will instruct you to tender to Offeror the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered: Shares* Date:

SIGN HERE

Signature(s)

(Print Name(s))

(Print Address(es))

(Area Code and Telephone Number(s))

(Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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